UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):      October 3, 2006
Premier Exhibitions, Inc.

Exact name of Registrant as specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:      (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 3, 2006 Douglas Banker, one of Premier Exhibitions, Inc.’s (the “Company’s”) Directors, sold in open market transactions 2,000 shares of the Company’s stock at an average sale price of $6.27 per share. Mr. Banker subsequently informed the Company that such sales were made by him inadvertently during a blackout period. As the sales by Mr. Banker of such shares were not made during an open window period, the Company’s internal policies and procedures were violated. Mr. Banker has offered to disgorge all profits from such sales to the Company and the Company has accepted Mr. Banker’s offer. The Company has also implemented additional measures to help ensure future compliance with its internal policies and procedures. The profits disgorged by Mr. Banker, approximately $8,000, will be donated by the Company to Doctors Without Borders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: October 5, 2006	By:	/s/ Arnie Geller
Arnie Geller
President and Chief Executive Officer